Exhibit 10.3

AMENDED AND RESTATED

TENABLE HOLDINGS, INC.

2002 STOCK INCENTIVE PLAN

1.	PURPOSE

The Amended and Restated Tenable Holdings, Inc., 2002 Stock Incentive Plan is intended to promote the best interests of Tenable Holdings, Inc. and its stockholders by (i) assisting the Corporation and its Affiliates in the recruitment and retention of persons with ability and initiative, (ii) providing an incentive to such persons to contribute to the growth and success of the Corporation’s businesses by affording such persons equity participation in the Corporation and (iii) associating the interests of such persons with those of the Corporation and its affiliates and stockholders.

This Plan was originally adopted by Tenable Network Security, Inc. on May 23, 2003 and terminated on May 23, 2013, except that outstanding Options and Stock Awards that were granted under the Plan prior to its termination continue to be administered under the terms of the Plan until the Options and Stock Awards terminate or are exercised. The Plan was assumed in its entirety by the Corporation pursuant to a Transfer, Assumption of and Amendment Agreement, dated December 18, 2015. The Plan was then amended and restated in its present form on December 18, 2015 (the “Restatement Date”) pursuant to resolutions by the Board on such date to reflect the assumption of the sponsorship of the Plan and all Options then outstanding thereunder by the Corporation and the terms of the Plan as amended and restated herein shall apply to all Options granted to any Eligible Person under the Plan prior to the Restatement Date. No additional awards may be granted under the Plan.

2.	DEFINITIONS

As used in this Plan the following definitions shall apply:

A.	“Affiliate” means (i) any Subsidiary, (ii) any Parent, (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Corporation or one of its Affiliates, and (iv) any other entity in which the Corporation or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee.

B.	“Board” means the Board of Directors of the Corporation.

C.	“Cause” means (i) in the case where the Participant does not have an employment, consulting or similar agreement in effect with the Corporation or its Affiliate at the time of grant of the Option or Stock Award or where there is such an agreement but it does not define “cause” (or words of like import), conduct related to the Participant’s service to the Corporation or an Affiliate for which either criminal or civil penalties against the Participant may be sought, misconduct, insubordination, material violation of Corporation or its Affiliate’s policies, disclosing or misusing any confidential information or material concerning the Corporation or any Affiliate or material breach of any employment, consulting agreement or similar agreement, or (ii) in the case where the Participant has an employment agreement, consulting agreement or similar agreement in effect with the Corporation or its Affiliate at the time of grant of the Option or Stock Award that defines a termination for “cause” (or words of like import), “cause” as defined in such agreement; provided, however, that with regard to any agreement that defines “cause” on occurrence of or in connection with change of control, such definition of “cause” shall not apply until a change of control actually occurs and then only with regard to a termination thereafter.

D.	“Code” means the Internal Revenue Code of 1986, and any amendments thereto.

E.	“Committee” means the Board or any Committee of the Board to which the Board has delegated any responsibility for the implementation, interpretation or administration of the Plan.

F.	“Common Stock” means the common stock, $0.01 par value, of the Corporation.

G.	“Consultant” means (i) any person performing consulting or advisory services for the Corporation or any Affiliate, or (ii) a director of an Affiliate.

H.	“Continuous Service” means that the Participant’s service with the Corporation or an Affiliate, whether as an employee, Director or Consultant, is not interrupted or terminated. A Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Corporation or an Affiliate as an employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. The Participant’s Continuous Service shall be deemed to have terminated either upon an actual termination or upon the company for which the Participant is performing services ceasing to be an Affiliate of the Corporation. The Committee shall determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Corporation, including sick leave, military leave or any other personal leave. Whether a termination of Continuous Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive. In the event that any award under the Plan is treated as nonqualified deferred compensation subject to the provisions of Section 409A of the Code, a payment event by reason of a termination of Continuous Service shall, if necessary to comply with Section 409A of the Code, occur with respect to such award only if such termination of Continuous Service also qualifies a separation from service within the meaning of Section 409A of the Code.

I.	“Corporation” means Tenable Holdings, Inc., a Delaware corporation.

J.	“Corporation Law” means the general corporation law of the jurisdiction of incorporation of the Corporation.

K.	“Director” means a member of the Board.

L.	“Disability” shall have the meaning provided for in Section 22(e)(3) of the Code or any successor statute thereto. In the event that any award under the Plan is treated as nonqualified deferred compensation subject to the provisions of Section 409A of the Code, a payment event by reason of a Disability shall, if necessary to comply with Section 409A of the Code, occur with respect to such award only if such Disability also qualifies the Participant as disabled within the meaning of Section 409A(a)(2)(C) of the Code.

M.	“Eligible Person” means an employee of the Corporation or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan), a Director or a Consultant to the Corporation or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan).

N.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

O.	“Fair Market Value” means, on any given date, the current fair market value of the shares of Common Stock as determined as follows:

(i) If the Common Stock is traded on The Nasdaq Stock Market or is listed on a national securities exchange, the closing price for the day of determination as quoted on such market or exchange which is the primary market or exchange for trading of the Common Stock or if no trading occurs on such date, the last day on which trading occurred, or such other appropriate date as determined by the Committee in its discretion, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and the low asked prices for the Common Stock for the day of determination; or

(iii) In the absence of an established market for the Common Stock, Fair Market Value shall be determined by the Committee in good faith.

P.	“Incentive Stock Option” means an Option (or portion thereof) intended to qualify for special tax treatment under Section 422 of the Code.

Q.	“Listing Date” means the date on which the Corporation has a class of equity securities registered under Section 12 of the Securities Act.

R.	“Nonqualified Stock Option” means an Option (or portion thereof) which is not intended or does not for any reason qualify as an Incentive Stock Option.

S.	“Option” means any option to purchase shares of Common Stock granted under this Plan.

T.	“Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each of the corporations (other than the Corporation) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

U.	“Participant” means an Eligible Person who is selected by the Committee to receive an Option or Stock Award and is party to a Stock Option Agreement or Stock Award Agreement.

V.	“Plan” means this Amended and Restated Tenable Holdings, Inc. 2002 Stock Incentive Plan.

W.	“Restricted Stock Award” means an award of Common Stock under Section 7.B.

X.	“Securities Act” means the Securities Act of 1933 as amended.

Y.	“Stock Award” means a Stock Bonus Award, Restricted Stock Award or Stock Appreciation Right.

Z.	“Stock Appreciation Right” means an award of a right of the Participant under Section 7.C. to receive a payment based on the increase in Fair Market Value of the shares of Common Stock covered by the award.

AA.	“Stock Award Agreement” means an agreement (written or electronic) between the Corporation and a Participant setting forth the specific terms and conditions of a Stock Award granted to the Participant under Section 7. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan and shall include such terms and conditions as the Committee shall authorize.

BB.	“Stock Bonus Award” means an award of Common Stock under Section 7.A.

CC.	“Stock Option Agreement” means an agreement (written or electronic) between the Corporation and a Participant setting forth the specific terms and conditions of an Option granted to the Participant. Each Stock Option Agreement shall be subject to the terms and conditions of the Plan and shall include such terms and conditions as the Committee shall authorize.

DD.	“Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

EE.	“Ten Percent Owner” means any Eligible Person owning at the time an Option is granted more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of an Affiliate. An individual shall, in accordance with Section 424(d) of the Code, be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors and lineal descendants and any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.

3.	ADMINISTRATION

A.	Delegation of Administration. The Board shall be the sole Committee of the Plan unless the Board delegates all or any portion of its authority to administer the Plan to a Committee. To the extent not prohibited by the charter or bylaws of the Corporation, the Board may delegate all or a portion of its authority to administer the Plan to a Committee of the Board appointed by the Board and constituted in compliance with the applicable Corporation Law.

B.	Powers of the Committee. Subject to the provisions of the Plan, and in the case of a Committee appointed by the Board, the specific duties delegated to such Committee, the Committee shall have the authority:

(i) To construe and interpret all provisions of this Plan and all Stock Option Agreements and Stock Award Agreements under this Plan.

(ii) To determine the Fair Market Value of Common Stock.

(iii) To select the Eligible Persons to whom Options or Stock Awards, are granted from time to time hereunder.

(iv) To determine the number of shares of Common Stock covered by an Option or Stock Award; determine whether an Option shall be an Incentive Stock Option or Nonqualified Stock Option; and determine such other terms and conditions, not inconsistent with the terms of the Plan, of each such Option or Stock Award. Such terms and conditions include, but are not limited to, the exercise price of an Option, purchase price of Common Stock subject to a Stock Award, the time or times when Options or Stock Awards may be exercised or Common Stock issued thereunder, the right of the Corporation to repurchase Common Stock issued pursuant to the exercise of an Option or a Stock Award and other restrictions or limitations (in addition to those contained in the Plan) on the forfeitability or transferability of Options, Stock Awards or Common Stock issued upon exercise of an Option or pursuant to a Stock Award. Such terms may include conditions shall be as determined by the Committee and need not be uniform with respect to Participants.

(v) To accelerate the time at which any Option or Stock Award may be exercised, or the time at which a Stock Award or Common Stock issued under the Plan may become transferable or nonforfeitable.

(vi) To determine whether and under what circumstances an Option may be settled in cash, shares of Common Stock or other property under Section 6.1 instead of Common Stock.

(vii) To amend, cancel, extend, renew, accept the surrender of, modify or accelerate the vesting of or lapse of restrictions on all or any portion of an outstanding Option or Stock Award; and to reduce the exercise price of any Option.

(viii) To prescribe the form of Stock Option Agreements and Stock Award Agreements; to adopt policies and procedures for the exercise of Options or Stock Awards, including the satisfaction of withholding obligations; to adopt, amend, and rescind policies and procedures pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan.

C. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee; provided that a Committee of the Board may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

4.	ELIGIBILITY

A.	Eligibility for Awards. Nonqualified Stock Options and Stock Awards may be granted to any Eligible Person selected by the Committee. Incentive Stock Options may be granted only to employees of the Corporation or a Parent or Subsidiary.

B.	Eligibility of Consultants. A Consultant shall be an Eligible Person only if the offer or sale of the Corporation’s securities would be exempt from registration under Rule 701 under the Securities Act prior to the date the Corporation is required to file reports under Section 13 or 15(d) of the Exchange Act, or eligible for registration on Form S-8 Registration Statement, on and following the date the Corporation is required to file reports under Section 13 or 15(d) of the Exchange Act, because, in either case, of the identity and nature of the service provided by such person, unless the Corporation determines that an offer or sale of the Corporation’s securities to such person will satisfy another exemption from the registration under the Securities Act and complies with the securities laws of all other jurisdictions applicable to such offer or sale.

C.	Substitution Awards. The Administrator may make Stock Awards and may grant Options under the Plan by assumption, substitution or replacement of performance shares, phantom shares, stock awards, stock options, stock appreciation rights or similar awards granted by another company (including an Affiliate), if such assumption, substitution or replacement is connection with an asset acquisition, merger, consolidation or similar transaction involving the Corporation (and/or its Affiliate) and such other company (and/or its affiliate). Notwithstanding any provision of the Plan (other than the maximum number of shares of Common Stock that may be issued under the Plan), the terms of such assumed, substituted or replaced Stock Awards or Options shall be as the Administrator, in its discretion, determines is appropriate.

5.	COMMON STOCK SUBJECT TO PLAN

A.	Share Reserve. Subject to adjustment as provided in Section 8, the maximum aggregate number of shares of Common Stock that may be (i) issued under this Plan pursuant to the exercise of Options, (ii) issued pursuant to Stock Bonus Awards and Restricted Stock Awards, and (iii) covered by Stock Appreciation Rights is 6,771,579 shares.

B.	Reversion of Shares. If an Option or Stock Award is terminated, expires or becomes unexercisable, in whole or in part, for any reason, the unissued or unpurchased shares of Common Stock (or shares subject to an unexercised Stock Appreciation Right) which were subject thereto shall not be available for future grant under the Plan. Shares of Common Stock that have been actually issued under the Plan shall not be returned to the share reserve for future grants under the Plan, including shares of Common Stock issued pursuant to a Stock Award which are repurchased by the Corporation at the original purchase price of such shares.

C.	Source of Shares. Common Stock issued under the Plan may be shares of authorized and unissued Common Stock or shares of previously issued Common Stock that have been reacquired by the Corporation.

6.	OPTIONS

A.	Award. In accordance with the provisions of Section 4, the Committee will designate each Eligible Person to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such Option. The Stock Option Agreement shall specify whether the Option is an Incentive Stock Option or Nonqualified Stock Option, the vesting schedule applicable to such Option and any other terms of such Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.

B.	Option Price. The exercise price per share for Common Stock subject to an Option shall be determined by the Committee, but shall comply with the following:

(i) The exercise price per share for Common Stock subject to a Nonqualified Stock Option shall be determined by the Committee.

(ii) The exercise price per share for Common Stock subject to an Incentive Stock Option:

•	granted to a Participant who is deemed to be a Ten Percent Owner on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

•	granted to any other Participant, shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant.

C.	Maximum Option Period. The maximum period during which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option that is intended to be an Incentive Stock Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an Incentive Stock Option that is granted to a Participant who is or is deemed to be a Ten Percent Owner on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option that is an Incentive Stock Option may provide that it is exercisable for a period less than such maximum period.

D.	Maximum Value of Options which are Incentive Stock Options. To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options granted to any person are exercisable for the first time during any calendar year (under all stock option plans of the Corporation or any of its subsidiaries or parent, if any) exceeds One Hundred Thousand Dollars ($100,000) (or such other amount provided in Section 422 of the Code), the Options are not Incentive Stock Options. For purposes of this section, the Fair Market Value of the Common Stock will be determined as of the time the Incentive Stock Option with respect to the Common Stock is granted. This section will be applied by taking Incentive Stock Options into account in the order in which they are granted.

E.	Nontransferability. Options granted under this Plan which are intended to be Incentive Stock Options shall be nontransferable except by will or by the laws of descent and distribution and during the lifetime of the Participant shall be exercisable by only the Participant to whom the Incentive Stock Option is granted. If the Stock Option Agreement so provides or the Committee so approves, a Nonqualified Stock Option may be transferred by a Participant to the Participant’s children, stepchildren, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that Participant may not receive any consideration for the transfer. The holder of a Nonqualified Stock Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant. Except to the extent transferability of a Nonqualified Stock Option is provided for in the Stock Option Agreement or is approved by the Committee, during the lifetime of the Participant to whom the Nonqualified Stock Option is granted, such Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

F.	Vesting and Termination of Continuous Service. Except as provided in a Stock Option Agreement, the following rules shall apply:

(i) Options will vest as provided in the Stock Option Agreement. An Option will be exercisable only to the extent that it is vested on the date of exercise. Vesting of an Option will cease on the date of the Participant’s termination of Continuous Service and the Option will be exercisable only to the extent the Option is vested on the date of termination of Continuous Service.

(ii) If the Participant’s termination of Continuous Service is for reason of death or Disability, the right to exercise the Option (to the extent vested) will expire on the earlier of (i) one (1) year after the date of the Participant’s termination of Continuous Service, or (ii) the expiration date under the terms of the Agreement. Until the expiration date, the Participant’s heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6.E.

(iii) If the Participant’s termination of Continuous Service is an involuntary termination without Cause or a voluntary termination (other than a voluntary termination described in Section 6.F.(iv)), the right to exercise the Option (to the extent that it is vested) will expire on the earlier of (i) three (3) months after the date of the Participant’s termination of Continuous Service, or (ii) the expiration date under the terms of the Agreement. If the Participant’s termination of Continuous Service is an involuntary termination without Cause or a voluntary termination (other than a voluntary termination described in Section 6.F.(iv)) and the Participant dies after his or her termination of Continuous Service but before the right to exercise the Option has expired, the right to exercise the Option (to the extent vested) shall expire on the earlier of (i) one (1) year after the date of the Participant’s termination of Continuous Service or (ii) the date the Option expires under the terms of the Stock Option Agreement, and, until expiration, the Participant’s heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6.E.

(iv) If the Participants termination of Continuous Service is for Cause or is a voluntary termination at any time after an event which would be grounds for termination of the Participant’s Continuous Service for Cause, the right to exercise the Option shall expire as of the date of the Participant’s termination of Continuous Service.

G.

Exercise. An Option shall be exercised by completion, execution and delivery of notice (written or electronic) to Corporation of the Option which states (i) the Option holder’s intend to exercise the option, (ii) the number of shares of Common Stock with respect to which the Option is being exercised, (iii) such other representations and agreements as may be required by the Corporation and (iv) the method for satisfying any applicable tax withholding as provided in Section 9. Such notice of exercise shall be provided on such form or by such method as the Committee may designate, and payment of the exercise price shall be made in accordance with Section 6.H. Subject to the provisions of this Plan and the applicable Stock Option Agreement, an Option may be exercised to the extent vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine.

A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Stock Option Agreement with respect to the remaining shares subject to the Option. An Option may not be exercised with respect to fractional shares of Common Stock.

H.	Payment. Unless otherwise provided by the Stock Option Agreement, payment of the exercise price for an Option shall be made in cash or a cash equivalent acceptable to the Committee. With the consent of the Committee, payment of all or part of the exercise price of an Option may also be made (i) by surrendering shares of Common Stock to the Corporation that have been held for at least six (6) months prior to the date of exercise, (ii) with a full-recourse promissory note, (iii) if the Common Stock is traded on an established securities market, the Committee may approve payment of the exercise price by a broker-dealer or by the Option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the Option holder’s written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer, or (iv) any other method acceptable to the Committee. If Common Stock is used to pay all or part of the exercise price, the sum of the cash or cash equivalent and the Fair Market Value (determined as of the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised. If all or part of the exercise price is to be paid with a full-recourse promissory note, the par value of the Common Stock, if newly issued, shall be paid in cash or cash equivalents. The shares received upon exercise of the Option shall be pledged as security for payment of the principal amount of the promissory note and interest thereon and the interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Committee (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

I.	Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to an Option until the date of exercise of such Option and the certificate for shares of Common Stock to be received on exercise of such Option has been issued by the Corporation.

J.	Disposition and Stock Certificate Legends for Incentive Stock Option Shares. A Participant shall notify the Corporation of any sale or other disposition of Common Stock acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Corporation.

7.	STOCK AWARDS

A.	Stock Bonus Awards. Each Stock Award Agreement for a Stock Bonus Award shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate.

The terms and conditions of Stock Award Agreements for Stock Bonus Awards may change from time to time, and the terms and conditions of separate Stock Bonus Awards need not be identical, but each Stock Bonus Award shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Stock Bonus Award may be granted in consideration for past services actually rendered to the Corporation or an Affiliate for its benefit.

(ii) Vesting. Shares of Common Stock granted under the Stock Bonus Award may, but need not, be subject to a vesting schedule and may, but need not, be subject to a share repurchase option in favor of the Corporation as determined by the Committee.

(iii) Participant’s Termination of Service. In the event of a Participant’s termination of Continuous Service, the Corporation may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Stock Bonus Award.

(iv) Transferability. Rights to acquire shares of Common Stock under the Stock Bonus Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Award Agreement, as the Committee shall determine in its discretion, so long as Common Stock granted under the Stock Bonus Award remains subject to the terms of the Stock Award Agreement.

B.	Restricted Stock Awards. Each Stock Award Agreement for a Restricted Stock Award shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of the Stock Award Agreements for Restricted Stock Awards may change from time to time, and the terms and conditions of separate Restricted Stock Awards need not be identical, but each Restricted Stock Award shall include (through incorporation of the provisions hereof by references in the agreement or otherwise) the substance of each of the following provisions.

(i) Purchase Price. The purchase price of restricted stock awards shall be determined by the Committee.

(ii) Consideration. The purchase price of Common Stock acquired pursuant to the Restricted Stock Award shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Committee, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its discretion; provided, however, that payment of the Common Stock’s “par value” shall not be made by deferred payment.

(iii) Vesting. Shares of Common Stock acquired under a Restricted Stock Award may, but need not, be subject to a share repurchase option in favor of the Corporation in accordance with a vesting schedule to be determined by the Committee.

(iv) Participant’s Termination of Service. In the event of a Participant’s termination of Continuous Service, the Corporation may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Stock Award Agreement for such Restricted Stock Award.

(v) Transferability. Rights to acquire shares of Common Stock under a Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Award Agreement for such Restricted Stock Award, as the Committee shall determine in its discretion, so long as Common Stock granted under the Restricted Stock Award remains subject to the terms of the Stock Award Agreement.

C.	Stock Appreciation Rights. Each Stock Award Agreement for Stock Appreciation Rights shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of Stock Appreciation Rights may change from time to time, and the terms and conditions of separate Stock Appreciation Rights need not be identical, but each Stock Appreciation Right shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Benefit Provided. Each Stock Appreciation Right shall provide the Participant with the right to receive payment in cash or shares of Common Stock having a Fair Market Value, as designated in the Stock Award Agreement for such Stock Appreciation Rights, of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of grant of such award and the Fair Market Value of the Common Stock on the date of exercise of such Stock Appreciation Right.

(ii) Tandem Awards. Stock Appreciation Rights may be granted either alone or a tandem with other awards, including Options, under the Plan.

(iii) Vesting. The Stock Award Agreement for a Stock Appreciation Right shall provide the vesting schedule applicable to such award and may, but need not, provide that shares of Common Stock acquired upon exercising a Stock Appreciation Right are subject to a repurchase option in favor of the Corporation.

(iv) Participant’s Termination of Service. In the event of a Participant’s termination of Continuous Service, the Corporation may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Stock Appreciation Right.

(v) Transferability. Rights to acquire cash or shares of Common Stock under a Stock Appreciation Rights shall be transferable by the Participant only upon such terms and conditions as are set forth in the agreement, as the Committee shall determine in its discretion, so long as Common Stock received under the stock appreciation rights agreement remains subject to the terms of the stock appreciation rights agreement.

8.	CHANGES IN CAPITAL STRUCTURE

A.	No Limitations of Rights. The existence of outstanding Options or Stock Awards shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

B.	Changes in Capitalization. If the Corporation shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefore in money, services or property, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding Options and Stock Awards hereunder and (ii) the number and class of shares then reserved for issuance under the Plan shall be appropriately and proportionately adjusted. The conversion of convertible securities of the Corporation shall not be treated as effected “without receiving consideration.” The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive. The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive. Any such adjustment of an Option or Stock Award which is not subject to Section 409A of the Code shall be made in a manner which does not result in the Option or Stock Award being subject to Section 409A.

C.	Merger, Consolidation or Asset Sale. If the Corporation is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while Options or Stock Awards remain outstanding under the Plan, unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of such Options or Stock Awards with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding Options and Stock Awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, terminate immediately as of the effective date of any such merger, consolidation or sale. The actions under this paragraph shall be effected in a manner which does not result in an Option or Stock Award which is not subject to Section 409A of the Code being subject to taxation under Section 409A of the Code.

D.	Limitation on Adjustment. Except as previously expressly provided, neither the issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, nor the increase or decrease of the number of authorized shares of stock, nor the addition or deletion of classes of stock, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options or Stock Awards.

9.	WITHHOLDING OF TAXES

The Corporation or an Affiliate shall have the right, before any certificate for any Common Stock is delivered, to deduct or withhold from any payment owed to a Participant any amount that is necessary in order to satisfy any withholding requirement that the Corporation or Affiliate in good faith believes is imposed upon it in connection with Federal, state, or local taxes, including transfer taxes, as a result of the issuance of, or lapse of restrictions on, such Common Stock, or otherwise require such Participant to make provision for payment of any such withholding amount. Subject to such conditions as may be established by the Committee, the Committee may permit a Participant to (i) have Common Stock otherwise issuable under an Option or Stock Award withheld to the extent necessary to comply with minimum statutory withholding rate requirements for supplemental income, (ii) tender back to the Corporation shares of Common Stock received pursuant to an Option or Stock Award to the extent necessary to comply with minimum statutory withholding rate requirements for supplemental income, (iii) deliver to the Corporation previously acquired Common Stock, (iv) have funds withheld from payments of wages, salary or other cash compensation due to the Participant, or (v) pay the Corporation or its Affiliate in cash, in order to satisfy part or all of the obligations for any taxes required to be withheld or otherwise deducted and paid by the Corporation or its Affiliate with respect to the Option or Stock Award.

10.	COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

A.	General Requirements. No Option or Stock Award shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Corporation is a party, and the rules of all domestic stock exchanges or quotation systems on which the Corporation’s shares may be listed. The Corporation shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option or Stock Award is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or Stock Award shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Corporation has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

B.	Participant Representations. The Committee may require that a Participant, as a condition to receipt or exercise of a particular award, execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, in which the Participant represents and warrants that the shares are being acquired for such person’s own account, for investment only and not with a view to the resale or distribution thereof. The Participant shall, at the request of the Committee, be required to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by the Participant shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer of sale or sale of such shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Corporation, as to the application of such exemption thereto.

11.	GENERAL PROVISIONS

A.	Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall (i) confer upon any individual any right to continue in the employ or service of the Corporation or an Affiliate, (ii) in any way affect any right and power of the Corporation or an Affiliate to change an individual’s duties or terminate the employment or service of any individual at any time with or without assigning a reason therefor or (iii) except to the extent the Committee grants an Option or Stock Award to such individual, confer on any individual the right to participate in the benefits of the Plan.

B.	Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

C.	Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Corporation to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

D.	Rules of Construction. Headings are given to the Sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

E.

Choice of Law. The Plan and all Stock Option Agreements and Stock Award Agreements entered into under the Plan shall (except to the extent any such Stock Option Agreement or Stock Award Agreement provides otherwise) be interpreted under the Corporation Law excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the Corporation Law.

12.	AMENDMENT AND TERMINATION

The Board may amend or terminate this Plan from time to time; provided, however, stockholder approval shall be required for any amendment that (i) increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) changes the class of employees eligible to receive Incentive Stock Options. Except as specifically permitted by the Plan, Stock Option Agreement or Stock Award Agreement or as required to comply with applicable law, regulation or rule, no amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option or Stock Award outstanding at the time such amendment is made; provided, however, that an amendment that may cause an Incentive Stock Option to become a Nonqualified Stock Option shall not be treated as adversely affecting the rights of the Participant. Any increase in the aggregate number of shares of Common Stock available under Plan or change in class of employees eligible to receive Incentive Stock Options shall be approved by the stockholders of the Corporation within twelve (12) months of the date such amendment is adopted by the Board.

NOTICE OF OPTION GRANT

TENABLE NETWORK SECURITY, INC. 2002 STOCK INCENTIVE PLAN

Tenable Network Security, Inc. (the “Corporation”) grants to                      (the “Optionee” or “you”) this option effective as of                      (the “Option Grant Date”), to purchase shares of Common Stock, $0.01 par value, of the Corporation (the “Common Stock”) pursuant to the Tenable Network Security, Inc. 2002 Stock Incentive Plan (the “Plan”). The Options are subject to the terms of this Notice of Option Grant, the Stock Option Agreement (the “Agreement), which is attached to and made a part of this Agreement, and the terms and conditions of the Plan. Capitalized terms used in the Agreement have the same meaning as defined in the Plan.

1.	Number of Shares of Common Stock Subject to Options:

2.	Exercise Price Per Share:

3.	Type of Option:

☐	Incentive Stock Options (within the meaning of Section 422 of the Code) to the extent permitted under the $100,000 annual limit of Section 6.D of the Plan.

☐	Non-statutory Stock Options (i.e., options which are not intended to be incentive stock options within the meaning of Section 422 of the Code).

4.	Vesting Commencement Date: - , 20- .

5.	Vesting Period: Options will become vested in accordance with the following schedule and rules:

Period of Continuous Employment From Vesting Commencement Date	Percentage of Options Vested

Less than six months	0

Month 6 to 12	4.167% per month

For each additional completed month of Continuous Employment following one year after the Vesting Commencement Date	An additional 2.083% per each additional month of the remaining 75% (100% vesting four years after the Vesting Commencement Date).

6.	Expiration Date of Options: This Option shall expire and cease to be exercisable on the tenth annual anniversary of the Option Grant Date.

By your signature below, you acknowledge that you have read and understand this Notice of Grant, the Agreement and the Plan, and agree that this Notice of Grant, the Agreement and the Plan govern the terms and conditions of the Option and the issuance of Common Stock to you.

Employee Signature:

Date:

Accepted this              day of             , 20

Tenable Network Security, Inc.

a Delaware corporation

By:
Name:
Title:

1

Optionee Initials

STOCK OPTION AGREEMENT

TENABLE NETWORK SECURITY, INC. 2002 STOCK INCENTIVE PLAN

I.	PURPOSE.

The terms and conditions, restrictions and other provisions contained herein apply to the shares of Common Stock you acquire upon exercise of an Option under the Tenable Network Security, Inc. 2002 Stock Incentive Plan (the “Plan”). Except as provided herein, capitalized terms have the same meaning as defined in the Plan.

II.	TERMS AND CONDITIONS OF STOCK OPTIONS.

A.	Option Exercise: As provided in the Plan, the following rules shall apply to termination of Continuous Service (as defined in Section 2.H of the Plan):

1.	Notwithstanding any other provision of this Agreement, the Option shall expire, be forfeited and cease to be exercisable immediately upon your termination of Continuous Service for “cause” or your voluntary termination at any time after an event which would be grounds for termination for “cause.” For this purpose, “cause” means conduct related to your service to the Corporation or an Affiliate for which either criminal or civil penalties against you may be sought; misconduct, insubordination, material violation of the Corporation’s or an Affiliate’s policies, disclosing or misusing any confidential information or material concerning the Corporation or Affiliate, or a material breach by you of any employment, consulting or other agreement between you and the Corporation or an Affiliate.

2.	An Option will be exercisable only to the extent that it is vested on the date of exercise. Vesting of an Option will cease on the date of the Optionee’s termination of Continuous Service and the Option will be exercisable only to the extent tbe Option is vested on the date of termination of Continuous Service.

3.	If Optionee’s termination of Continuous Service is by death or Disability (as defined in Section 2.L of the Plan), the right to exercise the Option (to the extent that it is vested) will expire on the earlier of: (i) one (1) year after tbe date of the Optionee’s termination of Continuous Service; or (ii) the expiration date under the terms of this Agreement and the Plan. Until the expiration date, the Optionee’s heirs, legatees or legal representative may exercise the Option.

4.	If the Optionee’s termination of Continuous Service is for any reason other than death, Disability or “cause” (including a voluntary termination after an event which would be grounds for “cause”), the right to exercise the Option (to the extent that it is vested) will expire on the earlier of: (i) three (3) months after the date of the Optionee’s termination of Continuous Service; or (ii) the expiration date under the terms of this Agreement and the Plan, provided that if the Optionee dies after his or her termination of Continuous Service but before the right to exercise the option bas expired, the right to exercise the Option shall expire on the earlier of (i) one (1) year after the date of the Optionee’s termination of Continuous Service, or (ii) the expiration date under the terms of this Agreement and the Plan, and, until expiration, the Optionee’s heirs, legalees or legal representative may exercise the Option.

B.	Exercise Rules. Options may be exercised in accordance with the terms of the Plan and only to the extent they are outstanding, have become vested options in accordance with Section II.A above, and have yet expired ill accordance with Section II.C.

2

Optionee Initials

C.	Termination Date. Subject to earlier termination as provided in this Agreement and the Plan, the Options expire on the tenth annual anniversary of the Option Grant Date; unless earlier exercised.

ID.	RESTRICTIONS ON TRANSFER OF SHARES.

A. No Transfer of Shares of Common Stock. Except as expressly provided herein, you agree that you will not sell, transfer, assign, pledge or otherwise dispose of, whether with or without consideration and whether voluntarily or involuntarily or by operation of law (any of the foregoing actions is referred to as a “Transfer”), any interest in any shares of Common Stock, except pursuant to the provisions of this Article III and Articles IV and V and subject to all other transfer restrictions applicable to you.

B. Involuntary Transfers. You understand that the shares of Common Stock may be transferred to your legal successors (your “Successors”) in the case of your death, judicial determination of mental incompetence, bankruptcy, or other transfer by operation of law pursuant to applicable laws governing intestacy, descent, distribution, succession, bankruptcy, divorce and other applicable laws (each of the foregoing transfers is referred to as an ‘‘Involuntary Transfer”). You understand and agree that your Successors will be bound by this Agreement and that the Corporation may elect to repurchase the shares of Common Stock from your Successors as provided herein following any Involuntary Transfer.

C. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any shares of Common Stock in violation of any provision of this Agreement shall be void, and the Corporation shall not record such transfer on its books or treat any purported transferee of such shares of Common Stock as the owner of such shares of Common Stock for any purpose. You understand that if you Transfer or attempt to Transfer the shares of Common Stock in violation of this Agreement or if the shares of Common Stock are transfe1rnd in an Involuntary Transfer, the Corporation may repurchase all or any portion of the Shares of Common Stock held by you or your Successors as described in Section IV below.

D. Termination of Restrictions. The restrictions on transferability of the shares of Common Stock under Articles III, IV and V hereof shall terminate: (i) upon tbe first sale of Common Stock of the Corporation to the public for an aggregate price to the public of at least Seven Million Five Hundred Thousand Dollars ($7,500,000) pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933; or (ii) upon action of the Board, by a majority of the total number of directors then serving; provided, however, that no such termination shall be deemed to affect any restrictions imposed by any applicable Federal or state securities law, rule, regulation or order with respect to the ownership, sale or disposition by you of any of the shares of Common Stock.

IV.	THE COMPANY’S RIGHT TO REPURCHASE SHARES OF COMMON STOCK.

A. The Repurchase Right. Upon any Repurchase Event, all shares of Common Stock, whether held by you or one or more of your Successors, will be subject to repurchase y the Corporation at its election pursuant to the terms and conditions set forth in this Article IV (the “Repurchase Right’’). A “Repurchase Event” is the occurrence of your termination of Continuous Service, any prohibited Transfer, or attempted prohibited Transfer, or any Involuntary Transfer.

3

B. Ability to Repurchase. All repurchases of shares of Common Stock by the Corporation under this Agreement are subject to the Corporation’s ability to repurchase the shares of Common Stock under applicable state law. In addition, the Corporation will not repurchase shares of Common Stock if such repurchase would cause the Corporation to violate or otherwise default any financial agreements of the Corporation.

C. Repurchase Price. The repurchase price (the “Repurchase Price”) for all shares of Common Stock.received upon exercise of the Option shall be the Fair Market Value of such shares of Common Stock as of the date of the Repurchase Event or as of a date determined by the Board or, in the case of a repurchase of shares of Common Stock pursuant to the Corporation’s Right of First Refusal at such price as determined under Article V. “Fair Market Value” of the shares of Common Stock means the fair value of the shares of Common Stock determined in good faith by the Board, provided, however, that the Board shall be entitled, but is not required, to rely on a fair market value determination made not more than one year prior to date for which fair market value is then being determined.

D. Exercise of Repurchase Option. The Corporation may elect to purchase all, but not less than all, of your shares of Common Stock by delivering written notice (the “Repurchase Notice”) to you any time within one year following any Repurchase Event. The Repurchase Notice shall set forth the number of shares of Common Stock to be acquired from you, the aggregate Repurchase Price to be paid for such shares of Common Stock, and the time and place for the closing of the repurchase (which shall occur not less than 5 and not more than 30 days after the giving of the Repurchase Notice).

E. Assignment of the Corporation’s Repurchase Right. The Corporation will have the right to assign all or any portion of its purchase and repurchase rights under this Agreement to any affiliate of the Corporation.

F. Closing of the Repurchase. At the closing of the repurchase hereunder, you or your Successors shall deliver all certificates evidencing the shares of Common Stock to be repurchased (accompanied by duly executed stock powers) to the Corporation, and the Corporation (and/or any assignees) shall pay for the shares to be purchased pursuant to the Repurchase Right by delivery of either (i) a check or wire transfer of immediately available funds in the aggregate amount of the Repurchase Price for such shares or (ii) by a promissory note with interest at a rate no less than the Applicable Federal Rate for mid-term loans and with interest and principal due and fully payable in no more than four years (or such earlier date(s) as the Corporation shall determine) and secured by all shares purchased by the Corporation; provided that the Corporation may pay the Repurchase Price for such shares of Common Stock by offsetting amounts outstanding under any indebtedness or obligations owed by you to the Corporation. You, or your Successors as the case may be, agree to give the Corporation customary representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances.

V.	RIGHT OF FIRST REFUSAL.

A. Right of First Refusal. In the event that you propose to sell, pledge or otherwise transfer to a third party any of the shares of Common Stock, or any interest in such Common Stock, the Corporation shall have a right of first refusal (the “Right of First Refusal”) with respect to all, but not less than an, of such shares. If you desire to transfer shares of Common Stock, you must give a written notice (the “Transfer Notice”) to the Corporation describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price, the name and address of the proposed transferee and proof satisfactory to the Corporation that the proposed sale or transfer will not violate any applicable federal or state securities laws. The Transfer Notice must be signed both by you and the proposed transferee and must constitute a binding commitment of both parties to the transfer of the shares. The Corporation shall have the right to purchase all, and not less than all, of the shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Section V.B. below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Corporation.

4

Optionee Initials

B. Transfer of Shares. If the Corporation fails to exercise its Right of F:irat Refusal within 30 days after the date when it received the Transfer Notice, you may, no later than 90 days following receipt of the Transfer Notice by the Corporation, conclude a transfer of the shares of Common Stock subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which you are bound. Any proposed transfer on terms and conditions different from those permitted under Section V.A. and described in the Transfer Notice, as well as any subsequent proposed transfer by the purchaser (i)’ shall again be subject to the Corporation’s Right of First Refusal and shall require compliance with the procedure described in Section V. A above and (ii) the shares of Common Stock shall continue to be subject to all other restrictions on transfer and repurchase rights provided in this Agreement. If the Corporation exercises its Right of First Refusal, the parties shall consummate the sale of the shares on the terms set forth in Article IV; provided, however, that in the event the Transfer Notice provided that payment for the shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Corporation shall have the option of paying for the shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

VI.	DRAG-ALONG RIGHTS.

Notwithstanding any provision of this Agreement to the contrary, if at any time the Board approves a sale of all or substantially all of the Common Stock or assets of the Corporation or a merger or consolidation of the Corporation, (a “Transaction”), you agree that you will consent to and raise no objections against the Transaction, and if the Transaction is structured as (i) a merger or consolidation of the Corporation, or a sale of all or substantially all of the assets of the Corporation, you will waive any dissenters’ rights, appraisal rights or similar rights in connection with such .merger, consolidation or asset sale, or (ii) a sale of all or substantially all of the Common Stock-of the Corporation, you agree to sell all of your shares of Common Stock in the sale, on the terms and conditions approved by the Board. You hereby agree to take all necessary and desirable actions approved by the Board in connection with the consummation of the Transaction, including giving your written consent to the Transaction and executing such agreements and such insb1llllents and completing other actions reasonably necessary to (a) provide customary representations, warranties, indemnities, and escrow arrangements relating to such Transaction and (b) effectuate the allocation and distribution of the aggregate consideration upon the consummation of the Transaction.

VII.	MISCELLANEOUS.

A. Market Stand-Off. In connection with the initial underwritten public offering of the Corporation’s securities pursuant to a registration statement under the Securities Act of 1933, (i) you may not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock obtained by the you (other than those shares included in the offering) under the Plan without the prior written consent of the Corporation or the underwriters managing such initial underwritten public offering of the Corporation’s securities for a period of 180 days from the effective date of such registration statement and (ii) you may be required to execute any agreement reflecting clause (i) above as may be requested by the Corporation or the managing underwriters at the time of such offering.

B. Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Corporation’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any shares of Common Stock subject to this Agreement or into which such shares thereby become convertible shall immediately be subject to the terms of this Agreement.

5

C. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

D. Entire Agreement. Except as otherwise expressly set forth herein or in agreements executed contemporaneously herewith, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in anyway.

E. Governing Law. It is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of Maryland without regard to its rules of conflicts of laws.

F. Notices. All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (a) if personally delivered, upon delivery or refusal of delivery; (b) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery; or (c) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery. All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed as follows:

If to the Corporation:	Tenable Network Security, Inc.
7063 Columbia Gateway Drive
Suite 100
Columbia, MD 21046
Attention: John C. Huffard, Jr., President

If to you: At the last known address in the records of the Corporation.

or at such other address or addresses as the party addressed may from time to time designate in writing pursuant to notice given in accordance with this section.

G. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Corporation and its successors and assigns and you and your Successors and the respective successors and assigns of each of them, so long as they hold shares of Common Stock.

H. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

I. Remedies. The Corporation and you shall be entitled to enforce our respective rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in our favor. The Corporation and you hereby agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each party may in her or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

6

Optionee Initials

J. Headings. Headings of the sections and subsections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

7

AMENDED AND RESTATED TENABLE HOLDINGS, INC. 2002 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION EXERCISE

OPTIONEE INFORMATION:

Name:

Address:

OPTION INFORMATION:

Date of Option Grant:

Exercise Price per Option Share:

EXERCISE INFORMATION:

Number of shares of common stock of Tenable Holdings, Inc. (the “Corporation”) for which option is being exercised now:             . (These shares are referred to below as the “Purchased Shares.”)

Total Exercise Price for the Purchased Shares: $

FORM OF PAYMENT:

Form of payment enclosed [check all that apply]:

☐ Cash ☐ Check for $ , made payable to “Tenable Holdings, Inc.” Check No.

NOTE: You must also make arrangements with the Corporation for satisfying the withholding.

REPRESENTATIONS AND ACKNOWLEDGMENTS OF THE OPTIONEE:

(1) I represent and warrant to the Corporation that I am acquiring and will hold the Purchased Shares for investment for my account only, and not with a view to, or for resale in connection with, any “distribution” of the Purchased Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(2) I understand that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or I obtain an opinion of counsel (in form and substance satisfactory to the Corporation and its counsel) that registration is not required. I further understand and acknowledge that the Corporation is under no obligation to register the Purchased Shares.

(3) I am aware that Rule 144 under the Securities Act permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. These conditions include (without limitation) that certain current public information about the issuer is available, that the resale occurs only after the holding period required by Rule 144 has been satisfied, that the sale occurs through an unsolicited “broker’s transaction” and that the amount of securities being sold during any three-month period does not exceed specified limitations. I understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Corporation has no plans to satisfy these conditions in the foreseeable future.

(4) I will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act.

(5) I acknowledge that I have received and had access to such information as I consider necessary or appropriate for deciding whether to invest in the Purchased Shares and that I had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the issuance of the Purchased Shares.

(6) I am aware that my investment in the Corporation is a speculative investment which has limited liquidity and is subject to the risk of complete loss. I am able, without impairing my financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of my investment in the Purchased Shares.

(7) I acknowledge that the Purchased Shares remain subject to substantial restrictions, including the Corporation’s right of repurchase, all in accordance with my Stock Option Agreement.

(8) I acknowledge that I am acquiring the Purchased Shares subject to all other terms of my Stock Option Agreement, as modified from time to time.

(9) I acknowledge that, if I am a party to that (i) certain Tenable Holdings, Inc. Right of First Refusal and Co-Sale Agreement, dated December 18, 2015 (as amended from time to time, the “Right of First Refusal and Co-Sale Agreement”) and/or (ii) that certain Tenable Holdings, Inc. Voting Agreement, dated December 18, 2015 (as amended from time to time, the “Voting Agreement”), in each such case, whether pursuant to a Joinder Agreement or otherwise, the terms and provisions of the Right of First Refusal and Co-Sale Agreement and the Voting Agreement shall supersede the applicable terms and provisions of this Notice of Stock Option Exercise and my Stock Option Agreement, including with respect to any right of first refusal and drag-along rights.

SIGNATURE:
Date:
Employee